Exhibit 99.1

Joint Filer Information

FORM 3

Other Joint Filers (names and addresses):

CBay Inc.
c/o CBaySystems Holdings Limited
2661 Riva Road, Building 1000, Fifth Floor
Annapolis, MD 21401

CBaySystems Holdings Limited
2661 Riva Road, Building 1000, Fifth Floor
Annapolis, MD 21401

S.A.C. PEI CB Investment, L.P.
c/o Walkers SPV Limited
Walker House
87 Mary Street
George Town, Grand Cayman KY1-9002
Cayman Islands

S.A.C. PEI CB Investment GP, Limited
c/o Walkers SPV Limited
Walker House
87 Mary Street
George Town, Grand Cayman KY1-9002
Cayman Islands

S.A.C. Private Equity Investors, L.P.
c/o Walkers SPV Limited
Walker House
87 Mary Street
George Town, Grand Cayman KY1-9002
Cayman Islands

S.A.C. Private Equity GP, L.P.
c/o Walkers SPV Limited
Walker House
87 Mary Street
George Town, Grand Cayman KY1-9002
Cayman Islands

Steven A. Cohen
c/o S.A.C. Capital Advisors, LLC
72 Cummings Point Road
Stamford, CT 06902

Name of designated filer: S.A.C. Capital Management, LLC

Date of Event Requiring Statement: August 6, 2008

Issuer Name and Ticker or Trading Symbol: MedQuist Inc. (MEDQ)

CBAY INC.

By: /s/ Raman Kumar
Name: Raman Kumar
Title: Vice Chairman and CEO

CBAYSYSTEMS HOLDINGS LIMITED

By: /s/ Raman Kumar
Name: Raman Kumar
Title: Vice Chairman and CEO

S.A.C. PEI CB INVESTMENT, L.P.

By: S.A.C. PEI CB Investment GP, Limited,
its general partner

By: /s/ Peter Nussbaum
Name: Peter Nussbaum
Title: Authorized Signatory

S.A.C. PEI CB INVESTMENT GP, LIMITED

By: /s/ Peter Nussbaum
Name: Peter Nussbaum
Title: Authorized Signatory

S.A.C. PRIVATE EQUITY INVESTORS, L.P.

By: S.A.C. Private Equity GP, L.P.,
its general partner

By: S.A.C. Capital Management, LLC,
its general partner

By: /s/ Peter Nussbaum
Name: Peter Nussbaum
Title: Authorized Signatory

S.A.C. PRIVATE EQUITY GP, L.P.

By: S.A.C. Capital Management, LLC,
its general partner

By: /s/ Peter Nussbaum
Name: Peter Nussbaum
Title: Authorized Signatory

STEVEN A. COHEN

By: /s/ Peter Nussbaum
Name: Peter Nussbaum
Title: Authorized Signatory